Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-198483) on Form S-8 of Independent Bank Group, Inc. of our report dated June 27, 2016, relating to our audit of the financial statements and supplemental schedule of Independent Bank 401(k) Profit Sharing Plan, which appears in this Annual Report on Form 11-K of Independent Bank 401(k) Profit Sharing Plan for the year ended December 31, 2015.

/s/ RSM US LLP

Dallas, Texas
June 27, 2016